Exhibit 99.2
CONFIDENTIAL - DO NOT DISTRIBUTE Morphimmune and Immunome Combined Corporate Presentation June 2023

Disclaimer and Forward-Looking Statements

Disclosures
For the purposes of this notice, the "presentation" that follows shall mean and include the slides that follow, the oral presentation of the slides by members of management of Morphimmune, Inc. ("Morphimmune") and Immunome, Inc. ("Immunome") or any person on their behalf, any question-and-answer session that follows that oral presentation, hard copies of this document and any materials distributed at, or in connection with, that presentation.

No Representations and Warranties
This presentation is being distributed solely to qualified institutional buyers and accredited investors with sufficient knowledge and experience in investment, financial and business matters and the capability to conduct their own due diligence investigation and evaluation. This presentation is for informational purposes only and to assist such parties in making their own evaluation with respect to the potential combination (the "Proposed Merger") of Morphimmune with and into a wholly-owned subsidiary of Immunome and related transactions and not for any other purpose. This presentation does not purport to contain all of the information that may be required to evaluate a possible investment decision with respect to the Proposed Merger and related transactions. The recipient agrees and acknowledges that this presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by Morphimmune or Immunome or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction between Morphimmune and Immunome and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The recipient also acknowledges and agrees that the information contained in this presentation is preliminary in nature and is subject to change, and any such changes may be material. Morphimmune and Immunome disclaim any duty to update the information contained in this presentation.

Forward-Looking Statements
Any investment in or purchase of any securities of Immunome is speculative and involves a high degree of risk and uncertainty. This presentation contains "forward-looking statements" under the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Morphimmune's and Immunome's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "may," "might," "will," "could," "would," "should," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "potential," "continue," "projected," "first step," "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained in this presentation include, but are not limited to, statements about: Morphimmune's and Immunome's expectations with respect to future performance and anticipated financial impacts of the Proposed Merger, the satisfaction of closing conditions to the Proposed Merger and the timing of the completion of the Proposed Merger, including obtaining the approval of the Proposed Merger and issuance of shares contemplated thereby by Immunome's stockholders; the timeline for filing of an IND, seeking regulatory approval for one or more programs and product candidates of the combined company and other anticipated milestones; the cash runway of the combined company; the combined company's projected cash balance; and the ability of the combined company to identify additional high-value oncology assets. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Morphimmune's and Immunome's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the outcome of any legal proceedings that may be instituted against Morphimmune or Immunome following the announcement of the Proposed Merger; the inability to complete the Proposed Merger, including due to the inability to concurrently close the merger and the private placement of common stock or due to failure to obtain approval of the stockholders of Immunome; delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regular reviews required to complete the Proposed Merger, if any; the inability to recognize the anticipated benefits of the Proposed Merger, which may be affected by, among other things, competition, the ability of the combined company to grow and successfully execute on its business plan; costs related to the Proposed Merger; changes in the applicable laws or regulations; the timing for achievement of milestones and the corresponding receipt of milestone payments;; the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; the risk that regulatory approvals for the combined company's programs and product candidates are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the post-combination combined company or the expected benefits of the Proposed Merger; the combined company's ability to manage future growth; the combined company's ability to manage clinical trials or studies; the risk that pre-clinical data may not be predictive of clinical data; the complexity of numerous regulatory and legal requirements that the combined company needs to comply with to operate its business; the reliance on the combined company's management; the prior experience and successes of the combined company's management team are not indicative of any future success; the dependence on the success of Morphimmune's targeted effector platform and Immunome's human memory B cell platform; the failure to obtain, adequately protect, maintain or enforce the combined company's intellectual property rights; and other risks and uncertainties indicated from time to time described in Immunome's Annual Report on Form 10-K for the year ended December 31, 2022, the S-4/proxy statement, once available, relating to the Proposed Merger, including those under "Risk Factors" therein, and in Immunome's other filings with the U.S. Securities and Exchange Commission (the "SEC"). Morphimmune and Immunome caution that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Moreover, Morphimmune and Immunome operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Except as required by law, neither Morphimmune nor Immunome undertakes any obligation to update publicly any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in their expectations.

Neither Morphimmune's nor Immunome's independent auditors have audited, reviewed, compiled, or performed any procedures with respect to projected financial information for the purpose of their inclusion in this presentation, and accordingly, did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this presentation.
In this presentation and oral commentary, Immunome and Morphimmune may discuss current and potential future product candidates that have not yet undergone clinical trials or been approved for marketing by the U.S. Food and Drug Administration or other governmental authority. No representation is made as to the safety or effectiveness of these current or potential future product candidates for the use for which such product candidates are being studied.

Industry and Market Data
In this presentation, Morphimmune and Immunome rely on and refer to publicly available information and statistics regarding market participants in the sectors in which Morphimmune and Immunome compete and other industry data. Any comparison of Morphimmune or Immunome to the industry or to any of their competitors is based on this publicly available information and statistics and such comparisons assume the reliability of the information available to Morphimmune and Immunome. Morphimmune and Immunome obtained this information and statistics from third-party sources, including reports by market research firms and company filings. While Morphimmune and Immunome believe such third-party information is reliable, there can be no assurance as to the accuracy or completeness of the indicated information. Neither Morphimmune nor Immunome has independently verified the information provided by the third-party sources.

Trademarks
This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM © or ® symbols, but Morphimmune and Immunome will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights.

No Offer or Solicitation
These communications do not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ANY SECURITIES OF IMMUNOME TO BE OFFERED IN ANY TRANSACTION CONTEMPLATED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS. ANY SECURITIES TO BE OFFERED IN ANY TRANSACTION CONTEMPLATED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ANY STATE SECURITIES COMMISSION OR OTHER UNITED STATES OR FOREIGN REGULATORY AUTHORITY, AND WILL BE OFFERED AND SOLD SOLELY IN RELIANCE ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS PROVIDED BY THE SECURITIES ACT AND RULES AND REGULATIONS PROMULGATED THEREUNDER (INCLUDING REGULATION D) OR REGULATION S UNDER THE SECURITIES ACT.

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CONFIDENTIAL - DO NOT DISTRIBUTE M O R P H I M M U N E + I M M U N O M E 3 Combining Morphimmune and Immunome as the First Step to Establishing a Preeminent Oncology Company Morphimmune • Led by Dr. Clay Siegall, Seagen founder and long-time Chairman & CEO • Strong scientific basis from founder Dr. Philip Low, Professor at Purdue University and founder of Endocyte (acquired by NVS for $2.1B) • Lead assets are folate receptor-targeted TLR7 agonist (FA-TLR7a, Mi-1001) and FAP-targeted radioligand ( 177Lu-FAP) • Targeted Effector toolbox for next-generation small molecule cancer therapies Immunome • High-throughput platform for discovery of antibody-target pairs using patient derived memory B-cells ‒ Human hybridoma technology originating at MIT and Thomas Jefferson University • Strategic discovery collaboration with AbbVie • Lead oncology asset is a novel anti-IL-38 mAb (IMM20320) derived from discovery engine Strong Foundation for Long-Term Success • Experienced, successful leadership team whose members have developed approved oncology therapeutics across multiple modalities • Anticipated synergies across technology platforms allow for development of potential first-in-class or best-in class targeted cancer therapies across multiple modalities including naked antibodies, targeted effectors, radioligand therapies (RLTs) and ADCs • Three INDs anticipated within 18 months post-merger: IMM20320 in 1Q24, Mi-1001 in 4Q24, and 177Lu-FAP in 1Q25 • Approximately $125m net cash expected at merger close (inclusive of concurrent PIPE) and strong biotech investor syndicate supportive of corporate vision • Headquarters planned for Seattle, WA with capital-efficient laboratories in Exton, PA and West Lafayette, IN

Management Team with a Demonstrated Track Record of Success



Clay Siegall, Ph.D.
President & Chief Executive Officer

Seagen

- Chief Executive Officer and Founder, Seagen (1998-2022)
- Grew company to $2B+ revenue (2022) leading to pending $43B acquisition
- Led development of 4 FDA-approved therapeutics
- Raised over $1B in public and private capital
- Oversaw acquisition and integration of Cascadian Therapeutics
- Generated >$3B in partnership and licensing revenue

Searches for Chief Medical Officer and Chief Technical Officer (CMC) ongoing

Additional leadership roles to be filled from Morphimmune and Immunome teams

Morphimmune Team



Jack Higgins, Ph.D.
CHIEF SCIENTIFIC OFFICER

Mtem



Bruce Turner, M.D., Ph.D.
INTERIM CHIEF FINANCIAL OFFICER & CHIEF STRATEGY OFFICER

XANADU · Roche · BOXER CAPITAL



Max Rosett
ACTING CHIEF OPERATING OFFICER

Research Bridge Partners · Google · BCG

Immunome Team



Purnanand Sarma, Ph.D.
PRESIDENT & CHIEF EXECUTIVE OFFICER

gsk · NEKTAR · TARIS · Cephalon



Corleen Roche
CHIEF FINANCIAL OFFICER

Biogen · Pfizer · NOVARTIS · Wyeth · CSL Behring



Dennis Giesing, Ph.D.
CHIEF DEVELOPMENT OFFICER

SANOFI · janssen · TARIS



Matthew Robinson, Ph.D.
CHIEF TECHNOLOGY OFFICER

FOX CHASE CANCER CENTER TEMPLE HEALTH



Sandra Stoneman
CHIEF LEGAL OFFICER

DuaneMorris · Dechert LLP

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Combined Company Pipeline Overview

		Discovery	Lead Optimization	Development Candidate	IND-Enabling	Anticipated IND Filing
Anti-IL-38 (IMM20320)	Solid Tumors					1Q2024
FA-TLR7a (Mi-1001)	Solid Tumors					4Q2024
^{177}Lu-FAP (Morphimmune)	Solid Tumors					1Q2025
Anti-EPN-1 (Immunome)	Solid Tumors					TBD
Undisclosed Targeted Effector (Morphimmune)	Multiple Myeloma					TBD
Targeted Effectors & RLTs (Morphimmune)	Various					TBD
Novel Antibodies (Immunome)	Various					TBD
ADCs (Combined Company)	Various					TBD

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Morphimmune and Immunome Merger Summary

Overview

- Morphimmune and Immunome (NASD:IMNM) to merge with announcement planned in late June 2023
- $100 million PIPE expected to be announced at same time as merger agreement signing
- Will be approved by the Board of Directors of both companies
- Subject to shareholder approval and other customary closing conditions

Transaction

- Expected ownership split is approximately 46% Morphimmune and 54% Immunome prior to employee equity pool expansion and anticipated PIPE transaction
- Projected to have approximately $125 million net cash at closing (inclusive of $100 million from concurrent financing)
- Merger and PIPE expected to close in Q3/Q4 2023

Management & Programs

- Dr. Clay Siegall to serve as CEO of combined company with a highly experienced management team
- Board of Directors will include 7 members (2 Morphimmune, 1 Immunome and 4 independent directors)
- Combined company will initially focus on clinical development of three existing lead targeted oncology therapies
- Combined company expects to add multiple high-value oncology assets to pipeline within 12 months

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Combining Targeted Effector Technology with Antibody-Target Discovery Platform Brings Synergistic Value

Target Discovery

- Screening strategy identifies antibodies to known and unknown antigens (novel therapeutic target identification)
- Patient memory B-cells are sources for numerous novel antibodies

Targeting Moieties

Small molecule ligands
- No conjugation required
- Ability to pursue extracellular and intracellular targets
- Oral dosing potential

Antibodies
- High specificity
- Opportunities for naked mAb therapeutics

Linkers

- Cleavable or non-cleavable as appropriate
- Tunable PK properties
- Source of platform IP for ADCs and Targeted Effectors

Effectors

- Immune modulators
- Cytotoxic agents
- Radionuclides

Combined platform supports multiple modalities including immunotherapies, targeted effectors, radioligand therapies, and ADCs

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CONFIDENTIAL - DO NOT DISTRIBUTE M O R P H I M M U N E + I M M U N O M E 8 Programs: Anti-IL-38 (IMM20320)

IL-38 Is an Immunosuppressive Cytokine with I/O Potential

IL-38 Function:
Inhibits pro-inflammatory IL-36/IL-36R pathway[1]



IL-36 Receptor Antagonists
IL-36Ra
IL-38
IL-36α
IL-36β
IL-36γ
IL-36 Receptor Agonists
IL-1RAcP
IL-36R
IL-1RL2
TIR
TIR
Myd88
STAT3
IRAK
TRAF6
MAPK
c-jun
IκBζ
NF-κB
IKK
IκBζ
NF-κB
AP-1
Gene expression
Proinflammatory response
• Cytokines
• Chemokines
• Growth factors
• Antimicrobial peptides
• microRNAs

I/O approach:
Downregulation of IL-38 promotes innate immune activation

- IL-38 knockout mice exhibit increased pro-inflammatory cytokine levels[2] and delayed tumor growth[3]

Pathway Validation in Autoimmune Disease:
IL-36R is a proven target for treating psoriasis

- Spevigo (Boehringer Ingelheim), approved in 2022 for generalized pustular psoriasis, binds IL36R to prevent cognate ligands from inducing downstream immune activation[4]
- Low levels of IL-38 in psoriasis patients promotes a pro-inflammatory immune state[5]

1. Iznardo 2021 doi: 10.3390/ijms22094344 IL-1R!1 and IL1RAPL1 are also IL-38 cognate receptors 2. Han 2019, doi: 10.1016/j.celrep.2019.03.082
3. Han 2018: doi 10.2139/ssrn.3213912 4. SPEVIGO® (spesolimab-sbzo) package insert. 5. Mercurio 2018 doi: 10.1038/s41419-018-1143-3

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CONFIDENTIAL - DO NOT DISTRIBUTE M O R P H I M M U N E + I M M U N O M E 10 Reduced Immune Cell Infiltration in IL-38 High Tumors Poor Overall Survival in IL-38 High Lung Cancer Poor Survival for Cancer Patients with Tumors Expressing High IL-38 -0.6 -0.4 -0.2 0.0 0.2 0.4 0.6 SKCM CESC LUAD ESCA LUSC HNSC T Cells -0.3 -0.2 -0.1 0.0 0.1 0.2 0.3 SKCM CESC LUAD ESCA LUSC HNSC B Cells -0.6 -0.4 -0.2 0.0 0.2 0.4 0.6 SKCM CESC LUAD ESCA LUSC HNSC Macrophages -0.50 -0.25 0.0 0.25 0.50 SKCM CESC LUAD ESCA LUSC HNSC Monocytes -0.2 -0.1 0.0 0.1 0.2 SKCM CESC LUAD ESCA LUSC HNSC NK Cells SKCM CESC LUAD ESCA LUSC HNSC Key Decreased in IL-38 High Tumors Increased in IL-38 High Tumors ImSig Score Difference (IL-38 High minus IL-38 low) IL-38 high tumor samples show reduced infiltration of multiple immune subsets, particularly in lung, head & neck, and gastroesophageal cancers Left panel: Immunome analysis of the Cancer Genome Atlas (TCGA) data from Firehouse Legacy dataset. Similar findings were also confirmed in real-world data (Tempus). Right panel: Adapted from Takada 2017 doi: 10.1371/journal.pone.0181598 Kaplan-Meier curves according to IL-38 expression in patients with primary lung adenocarcinoma IL-38 IHC Stain Intensity Low Medium High Checkpoint inhibition of IL-38 presents a novel immunotherapy approach for cancer

CONFIDENTIAL - DO NOT DISTRIBUTE M O R P H I M M U N E + I M M U N O M E 11 IMM20320: Platform-Derived, Potential First-in-Class Anti-IL-38 mAb Inhibiting IL-38-mediated immunosuppression in cancer Selectively binds IL-38 in array of 20,000 human proteins Human Protein Binding Array IL-38 Binding Inhibition Inhibits IL-38 binding to cognate receptors Efficacy in B16.10 Melanoma Monotherapy activity in immune cold model Note: IMM20320 is humanized version of IMM20324. 0 5 10 0 500 1000 1500 2000 Day Mean Tumor Volume SEM (mm 3 ) Vehicle Anti-CTLA4 - 10 mg/kg IMM20324 - 10 mg/kg 1st dose Mean Tumor Volume ± SEM (mm3) Mice dosed iv Q2Wx4 n=10/arm 0.01 0.1 1 10 100 0 1000 2000 3000 4000 5000 Concentration of antibodies (ug/mL) Binding of IL-38 Isotype control, IL1RAPL1 IMM20324, IL1RAPL1 IMM20324, IL-36R Isotype control, IL-36R Binding of IL-38 Concentration of antibodies (ug/mL) 0 2 0 0 0 0 4 0 0 0 0 6 0 0 0 0 0 20 40 60 80 100 Binding Signal S-Score IL-38 S-Score Binding Signal p<0.05 Development Status: IND filing anticipated 1Q24 GLP NHP Tox study: NOAEL of 300mg/kg (single dose) and 50mg/kg (repeat dose) 50L cGMP manufacturing underway Finalizing IND package Received initial FDA feedback on pre-IND materials ✓ ✓

CONFIDENTIAL - DO NOT DISTRIBUTE M O R P H I M M U N E + I M M U N O M E 12 Programs: FA-TLR7a (Mi-1001)

CONFIDENTIAL - DO NOT DISTRIBUTE M O R P H I M M U N E + I M M U N O M E 13 Targeting FRβ restricts the scope of TLR7 activation, reducing toxicity1 FRβ is expressed in the TME of multiple solid cancers • TLR7 is a pattern recognition receptor expressed in the endosome of many immune cells • Binding of TLR7 with an agonist (TLR7a) leads to a robust innate immune response and stimulation of CD8+ T-cell response • FRβ is expressed on immunosuppressive myeloid cells in the TME, including M2 macrophages and MDSCs • As an internalizing receptor, FRβ supports selective endosomal delivery of TLR7a to TLR7 in key immune cells We Believe Developing a Successful TLR7a Requires a Differentiated Approach That Directly Targets Immune Cells in Tumor Microenvironment 1. Unpublished Morphimmune Data TLR7 B-cells, dendritic cells, keratinocytes, Langerhans cells, Kupffer cells High FRβ + TLR7 Activated macrophages, monocytes, neutrophils, & MDSCs FR Tumor and kidney cells 0 5 10 15 20 25 30 35 Breast CRC Lung Percentage of cells expressing FRβ (%) Myeloid T cells B cells Dendritic Cancer Selective delivery via FRβ is a differentiated approach to TLR7a scRNAseq n=36

Mi-1001 is Novel Folate Receptor-Targeted TLR7a

Expected to Avoid Limitations of TLR7/8a Antibody Conjugates

Shortcomings of Existing Approaches

- Systemic or intratumoral administration of non-targeted TLR7/8a results in severe toxicity[1, 2, 3]
- HER2-TLR7/8a immune-stimulating antibody conjugates (ISACs) have fundamental limitations reflected by low ORR in clinical trials[4]
  - Require tumor targeting and FcγR-engagement for anti-tumor activity
  - Require high level of tumor antigen expression for sufficient payload delivery
    - BDC-1001: Clinical activity only observed in HER2-high tumors[5]
  - Sensitive to resistance mechanisms that affect tumor binding or Fc-mediated engagement

Morphimmune Approach



Mi-1001 Structure
(Patent Pending)
Folate
Non-releasable linker
TLR7a-1A

Mi-1001 Expected Design Benefits:

- Folate ligand[6] delivers TLR7a directly to FRβ-expressing immune cells in tumor microenvironment
- Non-releasable linker prevents systemic TLR7a release
- Proprietary effector screened for superior potency
- Small molecule approach enhances tumor penetration

1. Dummer 2008 doi: 10.1158/1078-0432.CCR-07-1938 2. Yoo 2023 doi: 10.1158/1538-7445.AM2023-CT096 3. Siu 2020 doi: 10.1136/jitc-2020-001095 4. Klempner 2021 doi: 10.1016/j.annonc.2021.08.491 5.. Li 2023 doi: 10.1200/JCO.2023.41.16_suppl.2538. 6. Also binds FR-alpha

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CONFIDENTIAL - DO NOT DISTRIBUTE M O R P H I M M U N E + I M M U N O M E 15 Development Status: Mi-1001 repolarizes human M2 macrophages to M1 phenotype Human M2 Macrophage Assay Cytokine Levels in Healthy Mice Mi-1001 doesn’t cause cytokine release in tumor-free mice due to lack of cells coexpressing FRβ & TLR7 Efficacy in 4T1 Breast Cancer Model Mice dosed 0.15 mg/kg iv, 5x weekly Mi-1001 Shows in vivo Antitumor Activity Consistent with Active Immunotherapy Agent Source: Unpublished Morphimmune data. 0 200 400 600 800 Control Mi-1001 Mi-1001 + Competition IL-6 (pg/ml) 0 5 10 15 20 0 200 400 600 800 1000 Days after tumor implantation Tumor volume, mm 3 Control * M * i-1001 p<0.01 0 2 4 6 20 30 Tumor volume, mm3 0 1000 2000 3000 4000 5000 Hours after iv dosing mIL-6 (pg/mL) TLR7a Mi-1001 mIL-6 (pg/mL) IND filing anticipated 4Q24 Preclinical studies NHP ADME/PK and MTD studies Prepare IND package ✓

CONFIDENTIAL - DO NOT DISTRIBUTE M O R P H I M M U N E + I M M U N O M E 16 Programs: 177Lu-FAP

FAP Is a Promising RLT Target with Pan-Cancer Potential

- Fibroblast Activation Protein (FAP) is a cell surface protease with low expression in normal tissue
- FAP is overexpressed on cancer associated fibroblasts (CAFs), the most common tumor stromal cell
  - Expressed in 75% of solid tumors
- FAP-Lu radioligand therapy delivers radioactive ^{177}Lu directly to FAP-expressing cells, exposing them and nearby tumor cells to lethal doses of beta & gamma particles

FAP imaging shows high expression across 15 distinct tumor types


Sarcoma
Esophageal Ca
Breast Ca
CCC
Lung Ca
Colorectal Ca
Head-Neck Ca
Pancreatic Ca
CUP
Ovarian Ca
MTC
Thymus Ca
NET
Small-Intestine Ca
Prostate Ca

Source: Kratochwil C, Flechsig P, Lindner T, et al. 68Ga-FAPI PET/CT: Tracer Uptake in 28 Different Kinds of Cancer. J Nucl Med. 2019;60(6):801-805.

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^{177}Lu-FAP Candidates are Rationally Designed Products Using Proprietary Targeted Effector Platform

Shortcomings of Current Clinical Approaches:

Current clinical FAP-targeted RLTs deliver less radiation to tumor than approved RLTs; likely insufficient for optimal anti-tumor activity[1]

Morphimmune's Approach

Mi-3001 Structure:

12 linkers evaluated for impact on non-specific uptake

Proven structure used by Pluvicto and Lutathera to deliver Lu-177 isotope



FAP Ligand
Linker
Chelator
Albumin Binder
NC
F F
HOOC
COOH
HN

8 ligands assessed to optimize FAP binding and specificity

4 albumin binding domains assessed to maximize tumor retention

Candidates evaluated for:

- Tumor uptake and retention
- Efficacy and biodistribution
- Stability and manufacturability

Potential best-in-class approach:

Incorporating albumin binder extends circulating half-life and increases tumor residence time, leading to **superior tumor absorbed dose**

1. Morphimmune analysis of clinical dosimetry data for FAPi-46, FAP2286, Pluvicto, and Lutathera

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CONFIDENTIAL - DO NOT DISTRIBUTE M O R P H I M M U N E + I M M U N O M E 19 Development Status: Developing 177Lu-FAP Candidates with Best-in-Class Potential In vivo data suggests albumin binder confers enhanced PK profile and biodistribution Note: Left panel: unpublished preclinical biodistribution data in 4T1 mouse tumor model. Right panel: Single dose (1 mg/kg) iv rat PK study. IND filing anticipated 1Q25 Received FDA feedback on pre-IND materials Clinical formulation development Prepare IND package ✓ Radiotherapy and DRF studies Total Absorbed Dose Albumin Binding 0 100 200 300 400 500 600 Liver Kidneys Tumor Weak Moderate Strong mGy/MBq Rat IV PK 0 20 40 60 0.1 1 10 100 1000 10000 100000 Time (h) Plasma concentration (ng/mL) Plasma concentration (ng/mL) Time (Hours) Weak Moderate Strong Albumin Binding

CONFIDENTIAL - DO NOT DISTRIBUTE M O R P H I M M U N E + I M M U N O M E 20 Immunome Discovery Platform

Antibody Discovery Engine

Drug Discovery Driven by Patient Immune Systems

Patient responses unveil novel disease targets

01

Patient immune systems recognize **numerous disease-associated antigens**, leading to the formation of memory B-cells

02

Memory B-cells are isolated, expanded, and immortalized using **proprietary hybridoma technology**, providing an unbiased repository of patient immune responses

03

Antibodies are screened in batches of up to 20,000 using **proprietary high-throughput paradigm** that incorporates functional and sequence-based elements

04

Novel antibody-target pairs are evaluated for therapeutic potential (as antibodies or ADCs) and advanced to lead optimization

Patient Tissue Sampling

Antibody Generation

Antibody-Target Pair Identification

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Differentiated Approach Interrogates Memory B-Cells to Identify Both Validated and Novel Oncology Targets

Identification of Well-Known Cancer Targets Validates Discovery Engine Approach



Known
Unknown
Target Biology
40000
30000
20000
10000
1000
800
600
400
200
0
Total Pubmed References
ErbB2 (HER2)
IL-38
Targets Identified by Discovery Engine

Memory B-Cell Hybridoma Approach Increases Breadth of Screening

- Memory B-cell response generated across course of disease
  - Competitor B-cell platforms appear to restrict scope to active immune response
- Direct antibody production supports extensive, unbiased functional screening
- Capture context-dependent components of immune response shaped by tissue location
  - Platform uses memory B-cells extracted from disease-relevant tissues (e.g. tumors, tumor-draining lymph nodes)
- Materially expands opportunity to identify underexplored targets

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High Throughput Platform Allows For Rapid Target Identification Across Multiple Cancer Types

Diverse Cancer Landscape

14 Cancers

350+ Patients

Catalog at Industrial Scale

140 Libraries

~250k Hybridomas

Robust & Efficient Screening

Up to **20,000** Antibodies Per Screen

~2,400 Tumor Binding Hits to date

Novel Target Discovery

70 Antibody-Target Pairs to Date

2-4 Novel Targets per Patient on Average

Modular Design Provides Opportunity to Expand Screening Capacity with Additional Investment

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Strategic Discovery Collaboration with AbbVie


FIERCE Biotech
Research Biotech Medtech CRO Special Reports Trending Topics Podcasts
BIOTECH
AbbVie inks Immunome solid tumor deal that could top $2.8B in biobucks
By Gabrielle Masson • Jan 6, 2023 11:50am
AbbVie
Immunome
biotech deals
antibody

> Immunome's approach has the potential to unlock novel cancer biology and yield multiple therapeutic candidates.

STEVE DAVIDSEN
VP, Oncology Discovery Research, AbbVie

abbvie

Key Financial Terms

- AbbVie option to purchase worldwide rights for up to 10 novel target-antibody pairs arising from three specified tumor types
- $30M upfront payment
- Eligible for additional payments up to:
  - $70M platform access payments (in addition to low single-digit millions per target option payments)
  - $120M per target development and first commercial sale milestones
  - $150M per target further sales-based milestones
  - Tiered royalties on global sales

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Near-Term Potential Inflection Points



2023
2024
2025
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Anti-IL-38 (IMM20320)
IND Submission
PHASE 1
FA-TLR7a (Mi-1001)
IND Submission
PHASE 1
177Lu-FAP
Candidate Nomination
IND Submission
PHASE 1
Pipeline Expansion
Organic pipeline expansion driven by Morphimmune and Immunome platforms
Business Development
Potential strategic partnerships and consolidation of high value oncology assets
Merger & PIPE
PIPE and Merger Close
Runway expected to extend through at least 3Q25¹ with $100M PIPE

1. Assumes receipt of certain payments from AbbVie

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Prosecuting a Multi-Layered IP Strategy


1. PLATFORM & DISCOVERY
2. COMPOSITION OF MATTER
3. IP EXPANSION OPPORTUNITY

PLATFORM & DISCOVERY

- Platform technologies and discovery engines are protected using a combination of patent filings and trade secrets
- Further patent filings and trade secrets are/will be wholly-owned

COMPOSITION OF MATTER

- Over 100 patents and patent applications across more than 20 families as of June 2023
- Covers Morphimmune's targeting proprietary ligands and effectors, and lead conjugates for ligand-based therapy candidates
- Covers Immunome's proprietary antibody sequences

IP EXPANSION OPPORTUNITY

- Active ongoing research expected to generate additional company-owned trade secrets and patent filings around platforms and pipeline
- Goodwin Procter and Morrison Foerster retained as IP counsel

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Building the Foundation for a Premier Targeted Oncology Company

- Experienced management team led by CEO Clay Siegall, Seagen co-founder and long-time chairman & CEO, with headquarters in Seattle
- Immunome's antibody expertise and target discovery platform complemented by Morphimmune's Targeted Effector platform, providing opportunities to advance naked antibodies, targeted effectors, next-generation ADCs and RLTs
- Combined pipeline centered on three programs approaching clinical development: two potential first-in-class immuno-oncology agents (IMM20320, Mi-1001) and a FAP-targeted RLT
- Opportunities for platform-driven pipeline expansion as well as unique ability to identify high-potential external assets
- Well capitalized post-PIPE to fund key clinical inflection points, with anticipated cash runway through at least 3Q25[1]
- PIPE planned to include high-quality syndicate of world-leading healthcare investors

Combining world-class management, powerful discovery platforms, and high-potential assets

1. Assumes receipt of certain payments from AbbVie

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